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                                                                    EXHIBIT 23.4

                    CONSENT OF ABN AMRO CHICAGO CORPORATION

     We hereby consent to the use of our opinion letter to the Board of Directors of CB Financial Corporation included as Annex C to the Joint Proxy Statement -- Prospectus which forms a part of the Registration Statement on Form S-4, relating to the proposed merger of CB Financial Corporation, Citizens Banking Corporation and Polaris Acquisition, Inc. and to the references to our firm and such opinion in such Joint Proxy Statement -- Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          /s/ ABN AMRO CHICAGO CORPORATION

May 21, 1997